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Exhibit 10.01


                              EMPLOYMENT AGREEMENT


      Agreement, dated as of January 16, 1998 (the "Effective Date") by and between Vion Pharmaceuticals, Inc., a Delaware corporation offices at 4 Science Park, New Haven, Connecticut 06511 (the "Corporation"), and John A. Spears, an individual residing at 5 White Pine Lane, Guilford, Connecticut 06437 (the "CEO").

                                   WITNESSETH:

      WHEREAS, the Corporation desires to employ the CEO as President, Chief Executive Officer and Director, and the CEO desires to be employed by the Corporation as President, Chief Executive Officer and Director, all pursuant to the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1.    EMPLOYMENT: DUTIES

      (a) The Corporation engages and employs the Executive, and the CEO hereby accepts engagement and employment, as President, Chief Executive Officer and Director of the Corporation, to direct, supervise and have responsibility for the daily operations of the Corporation, subject to the direction of the Board of Directors of the Corporation (the "Board"), including, but not limited to:
(i) preparing a complete business plan setting forth the strategic objectives for the Corporation, the means proposed to accomplish such objectives and the financial projections and assumptions for the Corporation, to be reviewed and revised on at least an annual basis (the "Business Plan"), (ii) supervising the business and research and development efforts of the Corporation; (iii) managing the other executives and personnel of the Corporation; (iv) evaluating, negotiating, structuring and implementing business transactions with the Corporation's customer and suppliers; (v) attending meetings of the Board; and
(vi) performing such other customary and usual services and duties as the Board shall determine. In addition, upon the request of the Board, the CEO shall without further compensation, serve as a director and/or officer of subsidiaries and affiliates of the Corporation and as the Corporation's representative to joint ventures and similar projects.

      (b) The CEO shall perform his duties hereunder from the State of Connecticut, provided, however, that the CEO acknowledges and agrees that the performance by the CEO of his duties hereunder may require significant and international travel by the CEO.
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      (c) The CEO shall devote his full business time, efforts and energies to the proper discharge of his duties and responsibilities under this Agreement, and shall serve the Corporation faithfully, diligently and to the best of his abilities.

2.    TERM

      The CEO's employment hereunder shall be for a term of three (3) years commencing of the Effective Date and continuing until the third anniversary of the Effective Date, unless earlier terminated as provided herein or unless extended by mutual written consent.

3.    COMPENSATION

      (a) In consideration for the performance of his duties on behalf of the Corporation, the CEO shall be compensated as follows:

            (i) The Corporation shall pay the CEO an annual base salary ("Base Salary") of Two Hundred and Forty Six Thousand Seven Hundred Fifty ($246,750) dollars, payable in accordance with the usual payroll practices of the Corporation. The Board may, in its discretion, increase the CEO's annual Base Salary after the first year anniversary of the Effective Date of this Agreement and annually thereafter for the duration of this Agreement.

            (ii) The stock option grant made by the Corporation pursuant to the January 16, 1995 Employment Agreement between Vion (formerly OncoRx) and the CEO will continue to "vest" in accordance with the schedule described in the Agreement.

            (iii) In the event the CEO's employment with the Company is terminated by the Corporation for cause pursuant to Section 7(a)
            (ii), any Stock Options granted shall be immediately terminated and no longer exercisable, and, further provided, that in the event the CEO's employment is terminated due to the death of the CEO, the Options may be exercised to the extent vested on the date of death, by his estate or legal representative within one year of the date of death, and, further provided, that in the event the CEO's employment is terminated for any other reason, then the Options shall be exercisable, to the extent vested on the date of termination, within the ninety (90) days following the date of termination.

The Corporation shall withhold all applicable federal, state and local taxes, social security and worker's compensation contributions, and such other amounts as may be required by law or agreed upon by the parties, with respect to the compensation payable to the CEO pursuant to this Section 3(a).

      (b) The Corporation shall reimburse the CEO for all normal, usual and necessary expenses incurred by the CEO in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment against receipt by the Corporation of appropriate vouchers or other proof of the CEO's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board.


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      (c) The CEO shall, during the term of this Agreement, be entitled to vacations of four (4) weeks per annum in accordance with such Vacation Policy as may from time to time be adopted by the Board.

      (d) The Corporation shall make available to the CEO such medical, life insurance and other health benefits as are reasonable in view of the Corporation's status and as are usual and customary for senior executives at similarly situated companies.

4.    REPRESENTATIONS AND WARRANTIES BY
      THE CEO AND CORPORATION

      The CEO hereby represents and warrants to the Corporation as follows:

      (a) Neither the execution and delivery of this Agreement nor the performance by the CEO of his duties and other obligations hereunder violate or will violate, as of the Effective Date, any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the CEO is a party or by which he is bound.

      (b) The CEO has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the CEO enforceable against him in accordance with its terms. No approvals and consents of any person or entities are required for the CEO to execute and deliver this Agreement or perform his duties and other obligations hereunder.

      (c) The CEO understands that the stock that may be acquired by the CEO pursuant to Section 3(a) hereof will not be registered under the Securities Act of 1933, and acknowledges that he will be obligated to agree, as a condition of the issuance thereof, that he will acquire such stock for his own account for investment and not with a view to, or for resale in connection with a distribution thereof, and will bear the economic risk of his investment in such stock for an indefinite period of time.

      The Corporation hereby represents and warrants to the CEO as follows:

      (a) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently contemplated.

      (b) The Corporation has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.

      (c) The execution, delivery and performance by the Corporation of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the certificate of incorporation or


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by-laws of the Corporation, or any agreement or instrument to which the
Corporation is a party of by which the Corporation or any of its properties may be bound or affected.

5.    NON-COMPETITION

      (a) The CEO understands and recognizes that his services to the Corporation are special and unique and agrees that, during the term of this Agreement and for a period of one (1) year after the date of termination or expiration of his employment hereunder, except termination by the Corporation without cause, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person") enter into or engage in any business directly competitive with the business or research activities of the Corporation as of the date of such termination or within six months prior thereto.

      (b) During the term of this Agreement and for a period of one (1) year after the date of termination or expiration of his employment hereunder, except termination by the Corporation without cause, the CEO shall not, directly or indirectly, without the prior written consent of the Corporation:

            (i) solicit or induce any employee of the Corporation or any affiliate to leave the employ of the Corporation or any affiliate or hire for any purpose any employee of the Corporation or any affiliate or any employee who has left the employment of the Corporation or any affiliate within six months following the termination of said employee's employment with the Corporation or such affiliates.

            (ii) solicit or accept employment or be retained by any party who, at any time during the term of this Agreement, was a customer or supplier of the Corporation or any affiliate where his position will be related to the business of the Corporation; or

            (iii) solicit or accept the business of any customer or supplier of the Corporation or any affiliate with respect to products similar to those supplied by the Corporation.

      (c) In the event that the CEO breaches any provisions of this Section 5 or there is a threatened breach, then, in addition to any other rights which the Corporation may have, the Corporation shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 5, the CEO shall not urge as a defense that there is an adequate remedy at law nor shall the Corporation be prevented from seeking any other remedies which may be available.

6.    CONFIDENTIAL INFORMATION

      The CEO agrees that during the course of his employment or at any time after termination, he will not disclose or make accessible to any other Person, the Corporation's


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products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Corporation or any of its customers or suppliers.

The CEO agrees: (i) not to use any such information for himself or others; and
(ii) not to take any such material or reproductions thereof from the Corporation's facilities at any time during or after his employment by the Corporation, except as required in the CEO's duties to the Corporation. The CEO agrees immediately to return all such materials and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of employment.

      (a) Except with prior written authorization by the Corporation, the CEO agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, its customers, suppliers or any other party to whom the Corporation owes an obligation of confidence, at any time during or after his employment with the Corporation.

      (b) CEO hereby assigns to the Corporation all right, title and interest he may have or acquire in all inventions (including patent rights) developed by the CEO during the term of this Agreement ("Inventions") and agrees that all Inventions shall be the sole property of the Corporation and its assigns, and the Corporation and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. CEO further agrees to assist the Corporation in every proper way (but at the Corporation's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries.

7.    TERMINATION

      (a) CEO's employment hereunder shall begin on the Effective Date and shall continue for the period set forth in Section 2 hereof unless sooner terminated upon the first to occur of the following events:

            (i) The death of the CEO;

            (ii) Termination by the Board of Directors of the Corporation for just cause. Any of the following actions by the CEO shall constitute just cause:

                  (A) Material breach by the CEO of Section 5 or Section 6 of this Agreement;

                  (B) Material breach by the CEO of any provision of this Agreement other than Section 5 or Section 6 which is not cured by the CEO within fifteen (15) days of notice thereof from the Corporation; or

                  (C) Any action by the CEO to intentionally harm the Corporation.


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            (iii) Termination by the CEO for just cause. Any of the following actions by the Corporation shall constitute just cause:

                  (A) Material breach by the Corporation of any provision of this Agreement which is not cured by the Corporation within fifteen (15) days of notice thereof from the CEO; or

                  (B) Any action by the Corporation to intentionally harm the CEO.

         (iv) Termination as a result of a "change in control" of the Corporation.

      (b) Upon termination pursuant to subparagraph (i) of paragraph (a) above, the estate or legal representative of the CEO shall be entitle to receive the Base Salary accrued but unpaid as of the date of termination, plus the right to exercise Vested Stock Options.

      (c) Upon termination pursuant to subparagraph (ii) of paragraph (a) above, the CEO shall be entitled only to receive the Base Salary accrued but unpaid as of the date of termination, and any Stock Option shall immediately terminate and no longer be exercisable.

      (d) Upon termination as set forth in subparagraph (iv) of paragraph (a) above, or upon termination by the Corporation for any reason other than the reason set forth in subparagraph (i) and (ii) of paragraph (a) above, or upon termination by the CEO for any reason set forth in subparagraph (iii) of paragraph (a) above, then the Corporation shall continue to pay the CEO, as the CEO's sole damage for such termination, the Base Salary which the CEO would have received during the balance of the term of this Agreement had his employment not been so terminated, subject to the obligation on the part of the CEO to mitigate such damages, provided however, that, without limiting the generality of the foregoing, the corporation shall also have the right, at any time after the first anniversary of the commencement of this Agreement, to terminate this Agreement without cause upon ten (10) days notice to the CEO upon payment by the Corporation to the Executive, in single lump sum on the termination date of an amount equal to one year's Base Salary, plus an amount equal to the average annual cash bonus paid to the CEO; the average based upon the prior two bonus years. In addition, in connection with any termination pursuant to this Section 7(d), the CEO shall be entitled to exercise any Stock Options, to the extent vested on the date of termination, within ninety (90) days of the date of termination.

8.    NOTICE

   Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt therefor; one (1) day after being sent by Federal Express or similar overnight delivery; or three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the


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address set forth above, or to such other address as such party shall give by notice hereunder to the other party.

9.    RENEWAL OF AGREEMENT

      Upon expiration of the term of this Agreement, this Agreement may be renewed for successive periods of one (1) year each by mutual written agreement of the parties.

10.   SEVERABILITY OF PROVISION

      If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

11.   ENTIRE AGREEMENT; MODIFICATION

      This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification, amendment or supplement to this Agreement shall be valid unless made in writing and signed by both parties.

12.   BINDING EFFECT

      The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the CEO and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the CEO's obligations hereunder may not be transferred or assigned by the CEO.

13.   NON-WAIVER

      The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

14.   GOVERNING LAW


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      This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Connecticut without regard to principles of conflict of laws.

15.   HEADINGS

      The headings of Sections are inserted for convenience we and shall not affect any interpretation of this Agreement.

16.   COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                 VION PHARMACEUTICALS, INC.



                                 By:   /s/  William R. Miller

                                       Chairman of the Board



                                       /s/  John A Spears



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